Exhibit Index at Page 3




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported):              August 16, 2000


                               GENESEE CORPORATION
               (Exact Name of Registrant as Specified in Charter)


   NEW YORK                                 0-1653                   16-0445920
(State or other Jurisdiction                (Commission           (IRS Employer
of Incorporation)                           File Number)     Identification No.)


 445 St. Paul Street, Rochester, New York                           14605
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code:             (716) 546-1030


Item 5.    Other Events.

     Genesee Corporation issued a news release on August 16, 2000, which is filed with this report as Exhibit 99.


Item 7.    Exhibits.

     An exhibit filed with this report is identified in the Exhibit Index at Page 3.


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     SIGNATURES  Pursuant to the requirements of the Securities  Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Genesee Corporation


Date:         August 16, 2000      By      /s/Mark W. Leunig
                                   Mark W. Leunig, Vice President and Secretary


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                                  EXHIBIT INDEX

                                                                        Page
Exhibit 99               News Release Dated August 16, 2000               4














































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                                   Exhibit 99



For Immediate Release                            Contact: Mark W. Leunig
                                                 Director of Investor Relations
                                                 (716) 263-9440





                    GENESEE CORPORATION ANNOUNCES MANAGEMENT
                               BUYOUT NEGOTIATIONS



     ROCHESTER, NY - AUGUST 16, 2000--Genesee Corporation (Nasdaq/NMS:GENBB) today announced that the Special Committee of the Board of Directors, formed to consider strategic alternatives for the Corporation's brewing business, has decided to negotiate exclusively with management to try to reach a definitive agreement on the terms of a proposed management buyout of Genesee Brewing Company. The Corporation declined to disclose the terms of the management buyout proposal or a timetable for completing the negotiations. "This decision will allow the Special Committee and its counsel to focus their efforts on completing negotiation of a definitive agreement as quickly as possible," said Mark W. Leunig, Vice President and Secretary of the Corporation.

                                         # # #










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